UNITED STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                              WASHINGTON,  D.C.  20549


                                     FORM  8-K

                                 CURRENT REPORT
                         PURSUANT  TO  SECTION  13  OR  15  (D)
                     OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934




Date  of  Report  (Date  of  earliest  event  reported):     October  8,  2003


                                Borden Chemical, Inc.
                    ----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


 New  Jersey                             I-71                13-0511250
-------------                           ------              -------------
(State  or  Other                  (Commission  File     (I.R.S.  Employer
Jurisdiction  of Incorporation)           Number)       Identification  No.)



180  East  Broad  Street,  Columbus,  Ohio                         43215-3799
------------------------------------------                        -----------
(Address  of  Principal  Executive  Offices)                       (Zip  Code)



Registrant's  Telephone  Number,  Including  Area  Code:          614-225-4000
                                                                  ------------


                                           N/A
                             ------------------------------
              (Former Name of Former Address, if Changed Since Last Report)













































ITEM  7.  Financial  Statements  and  Exhibits

(c).  Exhibits

Exhibit  No.          Description
------------          -----------

99     Limited  Reoffering  Circular



ITEM  9.     Regulation  FD  Disclosure.

On October 8, 2003 the Company issued a Limited Reoffering Circular in connection with the conversion from a daily rate to a fixed rate and reoffering of $34,000,000 aggregate principal amount of Parish of Ascension, State of Louisiana Pollution Control Revenue Refunding Bonds (Borden Chemical, Inc. Project) Series 1982.

The  Limited  Reoffering  Circular  is  furnished as Exhibit  99 to this report.









SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                BORDEN  CHEMICAL,  INC.


Date:   October  8,  2003
                                                 By:  s/s  William  H.  Carter
                                                      ------------------------
                                                 Executive  Vice  President  and
                                                 Chief  Financial  Officer






                                  EXHIBIT INDEX


Exhibit  No.     Description
------------     -----------


99     Limited  Reoffering  Circular
























                                                                  Exhibit 99
                      Limited Reoffering Circular

NOT  A  NEW  ISSUE  -  CONVERSION  TO  FIXED  RATE              BOOK-ENTRY  ONLY

     Bond Counsel delivered its opinion dated September 30, 1992, the date of issuance of the Bonds, in the form attached hereto as Appendix C-1. On the Mode Change Date, Bond Counsel will render their opinion that, under existing law and assuming continuing compliance with certain tax covenants, the interest on the Bonds is excluded from gross income for Federal income tax purposes (except that no opinion is expressed therein for any period during which a Bond is held by a "substantial user" of the Project or a "related person" as those terms are defined in the Internal Revenue Code of 1986, as amended), and that the interest on the Bonds will not be an item of tax preference for purposes of the Federal alternative minimum tax imposed on individuals and corporations, except that interest on the Bonds will be included in a corporate taxpayer's "adjusted current earnings" for purposes of computing its Federal alternative minimum tax liability. The opinion of Bond Counsel will further state that, pursuant to the Act, the Bonds and the income therefrom are exempt from all taxation by the State of Louisiana or any political subdivision thereof. See Appendix C-2 and "TAX EXEMPTION" herein.
                                   $34,000,000
                     PARISH OF ASCENSION, STATE OF LOUISIANA
                    POLLUTION CONTROL REVENUE REFUNDING BONDS
                   (BORDEN CHEMICAL, INC. PROJECT) SERIES 1992

MODE  CHANGE  DATE:  OCTOBER  8,  2003                  DUE:  DECEMBER  1,  2009

     The Bonds were issued to refund the outstanding $34,000,000 Parish of Ascension, State of Louisiana Pollution Control Revenue Bonds (Borden, Inc. Project - Series 1982). Effective as of the Mode Change Date, the interest rate on the Bonds will change from the Daily Rate to the Fixed Rate, set forth below, in accordance with the provisions of the Indenture identified herein. As of the Mode Change Date, the Bonds will be issuable in authorized denominations of $5,000 and any integral multiple thereof.

The Bonds are issuable as fully registered bonds and will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, New York ("DTC"). Purchases of the Bonds are made in book-entry form only through brokers and dealers who are, or who act through, DTC Participants. Beneficial Owners of the Bonds are not entitled to receive physical delivery of bond certificates so long as DTC or a successor securities depository acts as the securities depository with respect to the Bonds. So long as DTC or its nominee is the registered owner of the Bonds, reference herein to Bondholders or registered owners shall mean Cede & Co., as aforesaid, and payments of principal of and interest on the Bonds will be made directly to DTC by Bank One Trust Company, N.A., as successor Trustee and Paying Agent. See "THE BONDS-Book Entry-Only System" herein.

Payment of the principal of and interest on the Bonds is payable solely from and secured solely by payments to be made by Borden Chemical, Inc. (the "Company"), formerly known as Borden, Inc., under a Refunding Agreement, as amended, by and between the Company and the Parish of Ascension, State of Louisiana (the "Issuer").

     The Company and certain wholly-owned subsidiaries (the "Guarantors") also will deliver to the Trustee their joint and several senior guaranties (the "Guaranties"), guaranteeing the payment when due (subject to certain limitations) of debt service on the Bonds. For so long as any of the Guaranties remains in effect, the Company, on behalf of itself and certain wholly-owned subsidiaries, and the Guarantors also will agree to certain covenants included in the Guaranties. See "SECURITY FOR THE BONDS - The Guaranties" and Appendix
D. The Company's obligations under the Refunding Agreement and the Guaranties are unsecured and are on a parity with the Company's outstanding Debentures (defined herein). The Bonds also are payable from amounts payable under the Guaranties. The Guarantors have not guaranteed the repayment of the Debentures. Effective as of the Mode Change Date, the Bonds will no longer be secured by a letter of credit. The Bonds will not be subject to optional or extraordinary
                                     ---
special redemption prior to maturity, but will be subject to mandatory redemption upon a final determination of taxability as described herein.

     THIS REOFFERING IS MADE ONLY TO PERSONS WHO ARE QUALIFIED INSTITUTIONAL BUYERS WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OF 1933 OR INSTITUTIONAL ACCREDITED INVESTORS WITHIN THE MEANING OF REGULATION D UNDER THAT ACT. PURCHASE OF THE BONDS INVOLVES INVESTMENT RISK. PROSPECTIVE PURCHASERS OF THE BONDS SHOULD BE AWARE OF CERTAIN INVESTMENT CONSIDERATIONS AND RISK FACTORS IN EVALUATING AN INVESTMENT IN THE BONDS. SEE THE INFORMATION UNDER THE CAPTION "CERTAIN INVESTMENT CONSIDERATIONS AND RISK FACTORS."

     THE BONDS AND THE INTEREST THEREON SHALL CONSTITUTE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE BY THE ISSUER SOLELY OUT OF THE TRUST ESTATE HEREIN DESCRIBED, ALL OF WHICH IS PLEDGED FOR THE PAYMENT THEREOF UNDER THE INDENTURE, INCLUDING AMOUNTS PAYABLE UNDER THE REFUNDING AGREEMENT. THE BONDS SHALL NEVER CONSTITUTE AN INDEBTEDNESS OR GENERAL OBLIGATION OF THE ISSUER OR THE STATE WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION WHATSOEVER, AND, EXCEPT AS NOTED ABOVE WITH RESPECT TO THE TRUST ESTATE, SHALL NEVER CONSTITUTE OR GIVE RISE TO A PECUNIARY LIABILITY OF THE ISSUER OR THE STATE OF LOUISIANA (THE "STATE") OR A CHARGE OR PLEDGE AGAINST THEIR GENERAL CREDIT OR TAXING POWER WITH RESPECT TO THE PAYMENT OF THE PRINCIPAL OF OR INTEREST ON THE BONDS AND SHALL NEVER BE PAID IN WHOLE OR IN PART OUT OF ANY FUNDS RAISED OR TO BE RAISED BY TAXATION OR ANY OTHER FUNDS OF THE ISSUER, EXCEPT THE TRUST ESTATE, AS PROVIDED IN THE INDENTURE. NEITHER THE STATE NOR ANY POLITICAL SUBDIVISION OF THE STATE (OTHER THAN AS SET FORTH IN THE INDENTURE WITH RESPECT TO THE ISSUER AS TO THE TRUST ESTATE) SHALL IN ANY EVENT BE LIABLE FOR THE PAYMENT OF THE PRINCIPAL OF OR INTEREST ON THE BONDS, OR FOR THE PERFORMANCE OF ANY PLEDGE, OBLIGATION OR AGREEMENT OF ANY KIND WHATSOEVER WHICH MAY HAVE BEEN UNDERTAKEN BY THE ISSUER IN THE INDENTURE, THE BONDS OR THE REFUNDING AGREEMENT OR OTHERWISE, AND NEITHER THE BONDS NOR ANY OF SUCH AGREEMENTS OR OBLIGATIONS OF THE ISSUER SHALL BE CONSTRUED TO CONSTITUTE AN INDEBTEDNESS OR OBLIGATION OF THE STATE OR ANY POLITICAL SUBDIVISION OF THE STATE WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION WHATSOEVER.
                  -----------------------------------------------
                   FIXED  RATE  TO  MATURITY:  10%,  PRICE  100%
                  -----------------------------------------------
     On the date of initial issuance and delivery of the Bonds, certain legal matters relating to the valid issuance of the Bonds were passed upon by Foley & Judell, L.L.P., New Orleans, Louisiana, Bond Counsel. Such legal opinion spoke only as of the date of issuance and delivery of the Bonds and will not be reissued in connection with this reoffering. Certain legal matters in connection with the reoffering will be passed upon by Foley & Judell, L.L.P., Bond Counsel to the Company; for Borden Chemical, Inc. by Nancy Brown, Vice President and
General Counsel; for the Guarantors, by Osler, Hoskin & Harcourt, Toronto, Canada, as to matters governed by the laws of Canada, and Edwards Geldard, Cardiff, Wales, as to matters governed by the laws of England and Wales; and for the Remarketing Agent by Squire, Sanders & Dempsey L.L.P. It is expected that the Bonds in the Fixed Rate Mode will be available for delivery to DTC in New York, New York on or about October 8, 2003.

                               MERRILL LYNCH & CO.
October  8,  2003

     CERTAIN PERSONS PARTICIPATING IN THIS REOFFERING MAY ENGAGE IN TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE BONDS. No broker, dealer, salesman or other person has been authorized by the Issuer, Borden Chemical, Inc. (the "Company") or the Remarketing Agent to give any information or to make any representations other than those contained in this Limited Reoffering Circular in connection with the reoffering of the Bonds made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Issuer, the Company or the Remarketing Agent. Neither the delivery of this Limited Reoffering Circular nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Limited Reoffering Circular does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Bonds by any person in any jurisdiction in which such offer, solicitation, or sale is not authorized, or in which the person making such offer, solicitation or sale is not qualified to do so or to any person to whom it is unlawful to make such offer, solicitation or sale. The information set forth herein has been furnished by the Company, The Depository Trust Company and other sources which are believed to be reliable. The information and expressions of opinion contained herein are subject to change without notice after the date hereof.

The Remarketing Agent has provided the following sentence for inclusion in this Limited Reoffering Circular. The Remarketing Agent has reviewed the information in this Limited Reoffering Circular in accordance with, and as part of, its responsibilities to investors under the federal securities laws as applied to the facts and circumstances of this transaction, but the Remarketing Agent does not guarantee the accuracy or completeness of such information.

                                TABLE OF CONTENTS
                                                                            PAGE
INTRODUCTION                                                                 1
SECURITY  FOR  THE  BONDS                                                    3
CERTAIN  INVESTMENT  CONSIDERATIONS  AND  RISK  FACTORS                      6
THE  ISSUER                                                                 15
THE  BONDS                                                                  15
THE  INDENTURE                                                              20
THE  AGREEMENT                                                              23
TAX  EXEMPTION                                                              26
LEGAL  MATTERS                                                              28
RATINGS                                                                     28
REOFFERING  OF  BONDS                                                       29
CONTINUING  DISCLOSURE  AGREEMENT                                           29
ADDITIONAL  INFORMATION                                                     32

Appendix  A          Borden  Chemical,  Inc.
Appendix  B          Definitions
Appendix  C-1        Bond  Counsel Opinion Originally Delivered in Connection
                     with  the  Issuance  of  the  Bonds
Appendix  C-2        Form of Bond Counsel Opinion to be Delivered on the Mode
                     Change  Date
Appendix  D-1        Form  of  Guaranty  of  Borden  Chemical  Canada,  Inc.
Appendix  D-2        Form  of  Guaranty  of  Borden  Chemical  UK  Limited
Appendix  D-3        Form  of  Guaranty  of  Borden  Chemical  GB  Limited
Appendix  E          Borden  Chemical,  Inc. Annual Report on Form 10-K for the
                     Year  Ended  December  31,  2002
Appendix  F          Borden  Chemical, Inc. Quarterly Report on Form 10-Q/A for
                     the  Quarter  Ended  March  31,  2003
Appendix G           Borden Chemical, Inc. Quarterly Report on form 10-Q for the
                     Quarter  Ended  June  30,  2003





                           LIMITED REOFFERING CIRCULAR
                                   $34,000,000
                     PARISH OF ASCENSION, STATE OF LOUISIANA
                    POLLUTION CONTROL REVENUE REFUNDING BONDS
                   (BORDEN CHEMICAL, INC. PROJECT) SERIES 1992
                                     INTRODUCTION

PURPOSE  AND  AUTHORIZATION

     The purpose of this Limited Reoffering Circular, which includes the cover page, the appendices hereto and the documents incorporated herein by reference, is to provide information in connection with the conversion to the Fixed Rate and reoffering of $34,000,000 aggregate principal amount of Pollution Control Revenue Refunding Bonds (Borden Chemical, Inc. Project), Series 1992 (the "Bonds") originally issued September 30, 1992, by the Parish of Ascension, State of Louisiana, a political subdivision of the State (the "Issuer"). Certain capitalized terms used in this Limited Reoffering Circular which are not defined elsewhere herein have the respective meanings set forth in Appendix B attached hereto.

     Effective as of October 8, 2003 (the "Mode Change Date"), the interest rate on the Bonds will change from the Daily Rate to the Fixed Rate set forth on the cover page of this Limited Reoffering Circular and the Bonds will no longer be secured by a letter of credit. The Bonds will not be subject to
                                                  ---
optional or extraordinary special redemption prior to maturity but will be subject to mandatory redemption upon a final determination of taxability and have such other terms as are further described herein under "THE BONDS."

     The Bonds were authorized to be issued pursuant to Sections 1444 to 1455, inclusive, of Title 39 of the Louisiana Revised Statutes of 1950, as amended and other authority supplemental thereto (the "Act"), an Indenture of Trust dated as of September 1, 1992 (the "Original Indenture") between the Issuer and Bank One Trust Company, N.A., as successor trustee (the "Trustee"), as amended and restated by the Amended and Restated Indenture of Trust dated as of February 1, 1995 between the Issuer and the Trustee (the "Restated Indenture"), and as further amended and restated by the First Amendment to Amended and Restated Trust Indenture dated as of May 1, 2003 between the Issuer and the Trustee (the "First Amended Indenture") (the Original Indenture, as so amended and restated, including the First Amended Indenture, is the "Indenture") and resolutions of the Issuer. The proceeds of the Bonds were lent to Borden Chemical, Inc. (the "Company"), formerly known as Borden, Inc., pursuant to a Refunding Agreement dated as of September 1, 1992, as amended by the First Amendment to Refunding Agreement, dated as of February 1, 1995 (as so amended, the "Agreement"), by and between the Company and the Issuer and were used, together with other moneys deposited by the Company, to refund the outstanding $34,000,000 principal portion of the Issuer's $34,000,000 Parish of Ascension (Louisiana) Pollution Control Revenue Bonds (Borden, Inc. Project - Series 1982) (the "Series 1982 Bonds") on December 1, 1992. The Series 1982 Bonds were issued to finance the acquisition of certain air and water pollution control facilities at the plant formerly owned and operated by an affiliate of the Company in Geismar, Louisiana (the "Project"). The air and water pollution control facilities include biological waste treatment facilities, a chlorine recovery unit and pollution control facilities that are part of a polyvinyl chloride manufacturing unit. The plant and the Project are now owned by an unrelated third party. The Company believes that portions of the Project are not currently in service but is advised that the owner intends to restart operations at a future date. For information regarding the Company, see Appendix A. See also Appendices E, F and G, attached hereto and incorporated by reference herein, which are the Company's Annual Report on Form 10-K for the year ended December 31, 2002, its Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2003 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003. See "SECURITY FOR THE BONDS -- Company Obligation," "CERTAIN INVESTMENT CONSIDERATIONS AND RISK FACTORS" and "CONTINUING DISCLOSURE AGREEMENT" herein.

     Pursuant to the Indenture, the Company will give notice to convert the Bonds to bear interest at the Fixed Rate commencing on the Mode Change Date and ending on the maturity date shown on the cover page. This Limited Reoffering Circular describes only the provisions applicable to the Bonds while bearing interest at the Fixed Rate.

     Payment of the principal of and interest on the Bonds is payable (except to the extent of investment earnings) solely from and secured solely by payments to be made by the Company under the Agreement. In the Agreement the Company covenants to make payments to the Trustee for the account of the Issuer sufficient to pay the principal of and interest on the Bonds and certain other payments described herein. The obligation of the Company to make such payments is absolute and unconditional. The payment of debt service on the Bonds also will be secured by the Guaranties described in the following paragraph.

     Effective as of the Mode Change Date, Borden Chemical Canada, Inc. ("Borden Chemical Canada"), Borden Chemical UK Limited ("Borden Chemical UK") and Borden Chemical GB Limited ("Borden Chemical GB"; together with Borden Chemical Canada and Borden Chemical UK, the "Guarantors"), all wholly-owned subsidiaries of the Company, will deliver to the Trustee separate Senior Guaranty Agreements dated as of October 8, 2003 (each a "Guaranty" and together the "Guaranties"), jointly and severally guaranteeing (subject to certain limitations) the payment when due of debt service on the Bonds. For so long as any Guaranty remains in effect, the Company also will be a Guarantor thereunder and will agree, on behalf of itself and certain wholly-owned subsidiaries, to certain covenants included in each Guaranty. See "SECURITY FOR THE BONDS - The Guaranties." The forms of the Guaranties are attached hereto as Appendices D-1, D-2 and D-3.

     On July 24, 2003, Bank One Corporation, the parent corporation of the Trustee, and J.P.Morgan Chase & Co. announced that the companies had reached an agreement for J.P.Morgan Chase & Co. to purchase the Trustee's corporate trust business. The transaction is expected to close prior to the end of 2003.

     Brief descriptions of the Bonds, the Agreement, the Indenture, the Continuing Disclosure Agreement and the Guaranties are included in this Limited Reoffering Circular. Such descriptions and information do not purport to be complete, comprehensive or definitive and are not to be construed as a representation or a guaranty of accuracy or completeness. Certain information relating to The Depository Trust Company ("DTC"), New York, New York, and the book-entry-only system has been furnished by DTC. Certain information with respect to the Company is included as Appendix A hereto. Appendix B contains certain definitions. Appendix C-1 contains the form of opinion of Bond Counsel delivered in connection with the original issuance of the Bonds. Appendix C-2 is the proposed form of the opinion of Bond Counsel to be delivered on the Mode Change Date in connection with the conversion of the Bonds to the Fixed Rate. Appendices D-1, D-2 and D-3 are the forms of the Guaranties to be delivered by the Company and the Guarantors. Appendix E, attached hereto and incorporated by reference herein, is the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Appendix F, attached hereto and incorporated by reference herein, is the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2003, and Appendix G, attached hereto and incorporated by reference herein, is the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.


                                SECURITY FOR THE BONDS
GENERAL
     The Issuer covenants to pay the principal of and interest on the Bonds, but only from sources available pursuant to the Indenture.

     THE BONDS AND THE INTEREST THEREON SHALL CONSTITUTE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE BY THE ISSUER SOLELY OUT OF THE TRUST ESTATE, ALL OF WHICH IS PLEDGED FOR THE PAYMENT THEREOF UNDER THE INDENTURE, INCLUDING ALL AMOUNTS PAYABLE UNDER THE AGREEMENT. THE BONDS SHALL NEVER CONSTITUTE AN INDEBTEDNESS OR GENERAL OBLIGATION OF THE ISSUER OR THE STATE WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION WHATSOEVER, AND, EXCEPT AS NOTED ABOVE, SHALL NEVER CONSTITUTE OR GIVE RISE TO A PECUNIARY LIABILITY OF THE ISSUER OR THE STATE OR A CHARGE OR PLEDGE AGAINST THEIR GENERAL CREDIT OR TAXING POWER WITH RESPECT TO THE PAYMENT OF THE PRINCIPAL OF OR INTEREST ON THE BONDS AND SHALL NEVER BE PAID IN WHOLE OR IN PART OUT OF ANY FUNDS RAISED OR TO BE RAISED BY TAXATION OR ANY OTHER FUNDS OF THE ISSUER, EXCEPT THE TRUST ESTATE, AS PROVIDED IN THE INDENTURE. NEITHER THE STATE NOR ANY POLITICAL SUBDIVISION OF THE STATE (OTHER THAN AS SET FORTH IN THE INDENTURE WITH RESPECT TO THE ISSUER AS TO THE TRUST ESTATE) SHALL IN ANY EVENT BE LIABLE FOR THE PAYMENT OF THE PRINCIPAL OF OR INTEREST ON THE BONDS, OR FOR THE PERFORMANCE OF ANY PLEDGE, OBLIGATION OR AGREEMENT OF ANY KIND WHATSOEVER WHICH MAY HAVE BEEN UNDERTAKEN BY THE ISSUER IN THE INDENTURE, THE BONDS OR THE AGREEMENT OR OTHERWISE, AND NEITHER THE BONDS NOR ANY OF SUCH AGREEMENTS OR OBLIGATIONS OF THE ISSUER SHALL BE CONSTRUED TO CONSTITUTE AN INDEBTEDNESS OR OBLIGATION OF THE STATE OR ANY POLITICAL SUBDIVISION OF THE STATE WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION WHATSOEVER.

APPLICATION  OF  REVENUES

     The Company will pay to the Trustee for deposit into the Bond Fund at the times and in amounts sufficient for the Trustee to pay interest and principal as such becomes due pursuant to the Agreement.

     Additionally, pursuant to the Agreement the Company will pay (i) the reasonable fees and expenses of the Trustee; (ii) the reasonable fees of the Paying Agent; (iii) expenses of the Issuer; and (iv) the fees of the Remarketing Agent (collectively, the "Administrative Expenses").

TRUST  ESTATE

     The Trust Estate includes the assignment to the Trustee of (i) all right, title and interest of the Issuer in, to and under the Agreement (except payment of (a) Administrative Expenses; (b) indemnification by the Company of the Issuer, the Paying Agent, the Remarketing Agent and the Trustee; and (c) the obligation of the Company to pay attorney's fees under certain circumstances);
(ii) all revenues and receipts payable to the Issuer under and with respect to the Agreement except as excluded in clause (i) hereof; (iii) all right, title and interest of the Issuer in and to all moneys and securities held by the Trustee under the Indenture (except moneys on deposit in the Rebate Fund; and (iv) any additional security which may hereafter be transferred to the Trustee.

INVESTMENTS

     Money on deposit in the Bond Fund, as specified and directed by the Company, will be invested in Permitted Investments, as directed by the Company.

COMPANY  OBLIGATION

     The obligations of the Company under the Agreement are unsecured general obligations of the Company on parity with certain unsecured indebtedness (the "Debentures") of the Company, currently outstanding in the aggregate principal amount of $486,877,000. In the third quarter of 2002, the Company entered into a three-year revolving credit facility secured by certain inventory and accounts receivable and certain other property and equipment. Under that facility, the Company is subject to certain financial and other covenants. See "CERTAIN INVESTMENT CONSIDERATIONS AND RISK FACTORS -- Leverage; Bonds as Unsecured Obligations" and Appendix E, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

THE  GUARANTIES

     Each Guaranty contains substantially identical provisions under which the Guarantors, jointly and severally, guarantee the payment when due of debt service on the Bonds. The obligations of Borden Chemical UK and of Borden Chemical GB are limited with respect to principal of the Bonds to a maximum aggregate amount of $30,000,000 each. The Borden Chemical UK and Borden Chemical GB Guaranties allow those companies to consolidate their operations, provided that the resulting operating entity will remain jointly and severally liable (together with the Company and Borden Chemical Canada) under the Guaranties, but limited with respect to principal of the Bonds to a maximum aggregate amount of $30,000,000.

     For so long as any of the Guaranties remains in effect, the Company, on behalf of itself and its Restricted Subsidiaries (as defined in the Guaranties), also will agree to certain covenants providing, among other matters, for (i) limitations on liens, (ii) limitations on sale and leaseback transactions and (iii) limitations on indebtedness of Restricted Subsidiaries.

     Each Guarantor also will agree that any and all inter-company obligations, including but not limited to indebtedness and payables, of such Guarantor will be expressly subordinate to such Guarantor's obligations under its Guaranty. Except as otherwise permitted up to certain specified dollar amounts, no Guarantor and no Restricted Subsidiary will be permitted to pay an inter-company obligation upon the occurrence of an event of default under a Guaranty. Each Guarantor also will agree that it will not enter into any guaranty of debts or other obligations of any other entity during the term of the Guaranty, except for a guaranty of any replacement or extension of the Company's existing credit facility. The Guaranties do not restrict the Company's ability to enter into a guaranty of debts or obligations of any other entity.

     Upon the occurrence of (i) a "Change in Control" (as defined in the Guaranties) with respect to the Company or (ii) a "Designated Event" with respect to the Company and a "Rating Decline" (each as defined in the Guaranties), then in either case holders of the Bonds will have the right, at their option, to require the Guarantors, jointly and severally, to buy all or any part of such holders' Bonds at a purchase price of 100% of the principal amount thereof plus accrued interest.

    The Company and each Guarantor also will agree to certain limitations on merger and consolidation. No Restricted Subsidiary or other subsidiary that is not an obligor with respect to the Debentures as of the date of the Guaranties may become an obligor or guarantor with respect to the Debentures unless and until it also becomes a guarantor under the Guaranties. The Guarantors are not guarantors of the Debentures.

     Events of Defaults under the Guaranties include (i) default in the payment of principal of any Bond when due, (ii) default in the payment of interest on any Bond within two business days of the date such interest is due,
(iii) default in the performance or breach of any covenant or warranty of any Guarantor in respect of the Bonds and continuance for a period of 30 days (10 days in the event of a failure to provide required information under the Continuing Disclosure Agreement) after there has been given notice, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the owners of at least 25% in principal amount of the Bonds Outstanding, specifying the default or breach and requiring that it be remedied, or (iv) acceleration by any holder of or trustee for, or the occurrence or continuance of any event that gives rise to a right of acceleration by any holder or trustee for, any indebtedness of any Guarantor in a principal amount in excess of $100,000. Upon an Event of Default, the Trustee may, and upon the direction of the owners of at least 25% in principal amount of the Bonds Outstanding is required to, take actions to enforce the obligations of the Guarantors jointly and severally. In addition, upon an Event of Default, by written notice delivered to the Trustee by the owners of at least 25% in principal amount of the Bonds Outstanding (a "Default Tender Election"), the owners of the Bonds will have the right to tender their Bonds to the Guarantors for purchase at a price equal to the principal amount thereof plus accrued interest.

     See Appendices D-1, D-2 and D-3 attached hereto for the forms of each Guaranty and the detailed provisions thereof.

     The Company will agree in the Continuing Disclosure Agreement to provide to the Trustee certain unaudited quarterly information regarding the Guarantors. The Trustee will furnish that information, upon request, to any holder of the Bonds and to any potential holder of the Bonds. See "CONTINUING DISCLOSURE AGREEMENT."

                  CERTAIN INVESTMENT CONSIDERATIONS AND RISK FACTORS

     Prospective purchasers of the Bonds should be aware of certain investment considerations and risk factors in evaluating an investment in the Bonds. PURCHASE OF THE BONDS INVOLVES INVESTMENT RISK. Accordingly, prospective purchasers should consider carefully the following investment considerations and risk factors, in addition to the other information concerning the Company and its business contained in this Limited Reoffering Circular, including Appendices E, F and G hereto and the materials included or incorporated by reference herein, before purchasing the Bonds offered hereby.

     The Company and its officers may, from time to time, make written or oral statements regarding the future performance of the Company, including statements contained in this Limited Reoffering Circular, including Appendices E, F and G hereto, and the Company's reports filed with the Securities and Exchange Commission. Prospective purchasers of the Bonds should be aware that these statements, which may include words such as "expects" or "outlook", are based on currently available financial, economic and competitive data and on current business plans. Such statements are inherently uncertain and investors should recognize that events could cause the Company's actual results to differ materially from those projected in forward-looking statements made by or on behalf of the Company. Such risks and uncertainties are primarily in the areas of results of operations by business unit, including decreases in the level of housing starts and auto builds, the impact of imports of wood products and furniture to the United States, and the impact of raw material price increases and legal and environmental expenses on the Company's operations and liquidity.

NATURE  OF  BUSINESS

     The Company operates in highly competitive markets. The Company competes with major chemical manufacturers and diversified companies, a number of which have revenues and capital resources exceeding those of the Company.
In addition, substitute products exist for certain of the Company's products. The Company therefore faces the risk that certain events, such as price changes in raw materials or production advances for substitute products, could result in declining demand for the Company's products as the Company's customers switch to substitute products.

     The Company's products are used in certain industries, such as the construction, automotive and electronics industries, which are cyclical in nature. Downturns in one or more of these industries could cause severely reduced demand for the Company's products.

FLUCTUATIONS  IN  RAW  MATERIAL  COSTS

     The Company is exposed to price risks associated with raw material purchases, most significantly with methanol, phenol and urea. For the commodity raw materials, the Company has purchase contracts, with periodic price adjustment provisions. The Company has negotiated strong competitive price clauses in certain contracts, which will allow it to buy outside the contract if market pricing falls below contract pricing and other contracts have min-max monthly volume commitments which will allow the Company to take further advantage of spot pricing. The commodity risk also is moderated through use of customer contracts with selling price provisions that are indexed to publicly available indices for these commodity raw materials. See Appendix E, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Commodity Risk."

SUBSIDIARY  BANKRUPTCY

     The Company's former subsidiary, BCP Management, Inc. ("BCPM"), filed for protection under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware on March 22, 2002. BCPM served as the general partner of Borden Chemicals and Plastics Operating Limited Partnership (the "Partnership") which was created in November 1987 and operated as a commodity chemicals producer. On April 3, 2001 the Partnership filed for protection under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware. On February 5, 2003, the U.S. Bankruptcy Court approved a Joint Plan of Liquidation for the Partnership and BCPM, which provided for the transfer of the remaining assets of both entities, including preference, avoidance and other claims against third parties (including the Company) to separate liquidating entities for liquidation and distribution to their creditors. The transfer of the remaining assets of both entities to the liquidating entities was effective March 13, 2003. The Company's ownership interest in BCPM has been extinguished and no distributions from BCPM to the Company are anticipated. The Company recorded charges totaling $30 million for calendar years 2000 and 2001 to reduce the value of the Company's investment in BCPM to zero. The Company has entered into an agreement with BCP Liquidating LLC ("BCP Liquidating"), the successor in interest to the Partnership, extending to October 3, 2003 the period within which BCP Liquidating may file preference claims against the Company relating to payments made by the Partnership to the Company within one year preceding the Partnership's bankruptcy filing. Payments made by the Partnership to the Company in the year preceding bankruptcy total approximately $10 million, $6 million for products sold and services provided by the Company to the Partnership in the ordinary course of its operations and an additional $4 million related to payments erroneously made to BCP by the Company's customers due to incorrect remittance information in the customer records. Based on its analysis to date, the Company does not believe any significant amounts are recoverable as preferences by BCP Liquidating. No assurance can be given that the above described claims or other claims related to the bankruptcies of BCPM and the Partnership will not be made against the Company. See Appendix E, Note 24, "Commitments and Contingencies," to the Company's Consolidated Financial Statements for the Year Ended December 31, 2002; see also Appendix F, Note 11, "Commitments and Contingencies," to the Company's Consolidated Financial Statements for the Quarter Ended March 31, 2003, and Appendix G, Note 10, "Commitments and Contingencies," to the Company's Consolidated Financial Statements for the Quarter Ended June 30, 2003.

RISKS  ASSOCIATED  WITH  INTERNATIONAL  BUSINESSES

     Approximately 20% and 30% of the Company's sales are outside North America and the U.S., respectively, and are therefore exposed to potentially significant effects of local economic and political conditions. The Company's continued growth is dependent in part upon its ability to expand its operations into international markets where it currently has little presence. The Company's current and future international sales and operations are also subject to other risks, including new and different legal and regulatory requirements in local jurisdictions; export duties or import quotas; domestic and foreign customs and tariffs or other trade barriers; potential difficulties in staffing and labor disputes; managing and obtaining support and distribution for local operations; increased costs of transportation or shipping; credit risk or financial condition of local customers and distributors; potential difficulties in protecting intellectual property; risk of nationalization of private enterprises; potential imposition of restrictions on investments; potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries; foreign exchange restrictions; and local political and social conditions, including the possibility of hyperinflationary conditions, political instability and acts of terrorism in certain countries. There can be no assurance that the foregoing factors will not have a material adverse effect on the Company's international operations or sales or upon its financial condition and results of operations.

ACCIDENTS

     The Company's operations are subject to the usual hazards associated with chemical manufacturing and the related storage and transportation of feedstocks, products and wastes, including explosions, fires, inclement weather and natural disasters, mechanical failure, unscheduled downtime, transportation interruptions, remediation, chemical spills, discharges or releases of toxic or hazardous substances or gases and other environmental risks. The hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. The Company maintains property, business interruption and casualty insurance that it believes is in accordance with customary industry practices, but is not fully insured against all potential hazards incident to its business.

ENVIRONMENTAL  REGULATION

     The Company's facilities and operations are subject to certain federal, state, local and foreign laws and regulations relating to environmental protection and human health and safety, including those governing wastewater discharges, air emissions, the use, generation, storage, treatment, transportation and disposal of hazardous and non-hazardous materials and wastes and the remediation of contamination associated with such disposal. Certain of such laws and regulations and their interpretation by regulatory agencies and courts are complex, may change frequently and historically have become increasingly stringent. In addition, under certain environmental laws, a current or previous owner or operator of property may be liable for the costs to remove or remediate certain hazardous substances or petroleum products on, under or in such property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in contamination were legal at the time they occurred. Additionally, claims may be asserted by third parties for various damages and costs resulting from contamination emanating from a site owned or operated by, or containing hazardous substances originating from, the Company. Because of the nature of its business, the Company has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with and resolving liabilities under such laws and regulations, including costs incurred to remediate historic contamination at certain of its facilities. There can be no assurance that compliance with or liabilities under such laws and regulations, or the discovery of contamination will not in the future have a material adverse effect on the Company.

     Various government agencies continue to conduct formaldehyde health research and promulgate regulations designed to control its use. In particular, results from several epidemiology study updates are pending and the State of California is considering product emission standards for panel products and Massachusetts is considering including formaldehyde in a proposed toxics use reduction bill. The Company supports appropriate scientific research and risk-based policy decision-making and is working with industry groups to ensure that governmental regulations are based on sound scientific information. The Company believes that it has programs and processes in place to effectively manage the increased attention and provide compliant and cost-effective resins systems to its customer base.

     In addition, the Company's former ink, wallcoverings, film, phosphate mining and processing, thermoplastics, food, dairy and other manufacturing operations, were also subject to environmental regulations and posed similar risks for claims. There can be no assurance that, as a result of former, current or future operations, there will not be additional environmental remediation or restoration liabilities or claims of personal injury by employees or members of the public due to exposure or alleged exposure to such materials or to the Company's products.

     From the late 1960's until 1980, the Company operated a phosphate processing site on leased property in Manatee County, Florida. In 1980 the Company sold these operations. The Company is aware that state and federal environmental agencies have taken measures to prevent the off-site release of water from recent rainfall that accumulated in the drainage ditches and lagoons surrounding the gypsum piles located on the site. At this time, the Company has inadequate information to enable it to determine the probability that the Company may incur future expenditures relating to this site or the amount of any such expenditures.

     See Appendix E, Item 3, "Legal Proceedings - Environmental Proceedings" and Note 24, "Commitments and Contingencies," to the Company's Consolidated Financial Statements for the Year Ended December 31, 2002; see also Appendix F,
Note 11, "Commitments and Contingencies," to the Company's Consolidated Financial Statements for the Quarter Ended March 31, 2003, and Appendix G, Note 10, "Commitments and Contingencies," to the Company's Consolidated Financial Statements for the Quarter Ended June 30, 2003.

LITIGATION

     In 1998, pursuant to a merger and recapitalization transaction sponsored by The Blackstone Group ("Blackstone") and financed by Chase Manhattan Bank ("Chase"), Borden Decorative Products Holdings, Inc. ("BDPH"), a wholly owned subsidiary of the Company, was merged with an acquisition vehicle created by Blackstone, which subsequently merged with Imperial Wallcoverings to create Imperial Home D cor Group ("IHDG"). Blackstone provided $84.5 million in equity and Chase provided $295 million in senior financing. Borden received approximately $314.4 million in cash and 11% of IHDG common stock for its interest in BDPH. On January 5, 2000, IHDG filed for reorganization under Chapter 11 of the U. S. Bankruptcy Code. IHDG emerged from bankruptcy in April 2001. The IHDG Litigation Trust (the "Trust") was created pursuant to the plan of reorganization in the IHDG bankruptcy to pursue preference and other avoidance claims on behalf of the unsecured creditors of IHDG. In November 2001, the Trust filed a lawsuit against the Company and certain of its affiliates seeking to have the IHDG recapitalization transaction voided as a fraudulent conveyance and asking for a judgment to be entered against the Company for $314.4 million plus interest, costs and attorney fees. Discovery is proceeding in the case with a cut-off currently scheduled for April 2004. At this time, the Company is unable to estimate the amount of any reasonably possible losses.

     In addition, the Company has historically faced a substantial number of product liability lawsuits, including class action lawsuits, claiming liability for death, injury or property damage caused by products manufactured by the Company or with Company-provided components. These lawsuits, and any future lawsuits, could result in substantial damage awards against the Company, which in turn could encourage additional lawsuits against the Company. In addition, there has been increased publicity about asbestos liabilities faced by manufacturing companies and, as a result of the bankruptcies of many producers of asbestos-containing products, plaintiff attorneys are increasing their focus on peripheral defendants, including the Company. The Company believes it has adequate reserves and insurance and does not believe it has a material asbestos exposure.

     In 1992, the State of Sao Paolo Tax Bureau issued an assessment against the Company's primary Brazilian subsidiary claiming that excise taxes were owned on certain intercompany loans made for centralized cash management purposes, characterized by the Tax Bureau as intercompany sales. Since that time the subsidiary and the Tax Bureau have held discussions and the subsidiary has filed an administrative appeal seeking cancellation of the assessment. In December 2001, the Administrative Court upheld the assessment in the amount of $R40,600,000, including tax, penalties, monetary correction and interest, or approximately $11 million. In September 2002, the subsidiary filed a second appeal with the highest level administrative court, again seeking cancellation of the assessment. The Company believes it has a strong defense against the assessment and will pursue the appeal vigorously, however, no assurance can be given that the assessment will not be upheld.

     The Company has been notified that it is or may be a potentially responsible party with respect to the cleanup of approximately 35 sites in active proceedings brought under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or similar state environmental laws. The Company's ultimate liability will depend on many factors including its volumetric share of waste, the financial viability of other responsible parties, the remediation methods and technology used, the amount of time necessary to accomplish remediation and the availability of insurance coverage. While the Company cannot predict with certainty the total cost of such cleanup, the Company has recorded liabilities of approximately $34 million and $35 million at December 31, 2002 and 2001, respectively, for environmental remediation costs for these sites in amounts that it believes are probable and reasonably estimable. Based on currently available information and analysis, the Company believes that it is reasonably possible that costs associated with such sites may exceed current reserves by amounts ranging from insignificant to approximately $26 million, in the aggregate. This estimate of the range of reasonably possible additional costs is less certain than the estimates upon which reserves are based, and in order to establish the upper limit of such range, assumptions less favorable to the Company among the range of reasonably possible outcomes were used. In estimating both its current reserves for environmental remediation and the possible range of additional costs, the Company has not assumed that it will bear the entire cost of remediation of every site to the exclusion of other known potentially responsible parties who may be jointly and severally liable. The ability of other potentially responsible parties to participate has been taken into account, based generally on the parties' probable contribution on a per site basis.

     In addition to the 35 sites referenced above, the Company is conducting voluntary clean-ups at approximately 20 other locations. The Company has accrued approximately $10 million and $8.4 million at December 31, 2002 and 2001, respectively, for remediation and restoration liabilities at these locations. Based on currently available information and analysis, the Company believes that it is reasonably possible that costs associated with such sites may exceed current reserves by amounts ranging from insignificant to approximately $13 million, in the aggregate if assumptions less favorable to the Company among the range of reasonable possible outcomes were used.

     Based on currently available information and analysis, and taking into account its established reserves for estimated liability, Company management believes that the ultimate outcome of its environmental and legal proceedings and actions could be material to operating results in any given reporting period, but will not have a material adverse effect on the long-term results of operations, liquidity or consolidated financial position of the Company. See Appendix E, Item 3, "Legal Proceedings" and Note 24, "Commitments and Contingencies," to the Company's Consolidated Financial Statements for the Year Ended December 31, 2002; see also Appendix F, Note 11, "Commitments and Contingencies," to the Company's Consolidated Financial Statements for the Quarter Ended March 31, 2003, and Part II, Item 1, "Legal Proceedings" and Appendix G, Note 10, "Commitments and Contingencies," to the Company's Consolidated Financial Statements for the Quarter Ended June 30, 2003, and Part II, Item 1, "Legal Proceedings."

LEVERAGE;  BONDS  AS  UNSECURED  OBLIGATIONS

     The Company's capitalization as of June 30, 2003 reflects negative equity of $121 million. The Company's common equity reflects common stock issued to the Company's parent and certain key officers and key employees of the Company. The Company's $558.1 million of total indebtedness includes $526 million consisting predominantly of long term unsecured bonds due 2009 through 2023, $1 million of debt due within one year, and $33.3 million in borrowings from affiliates. The Company's bonds are currently rated B2/BB- by Moody's and Standard & Poor's respectively. See "RATINGS."

     The Company's capital structure can have important consequences, including, but not limited to, the following:

(a) The Company's obligations under the Agreement and the Guaranties are unsecured general obligations of the Company on parity with other unsecured indebtedness of the Company. In the event that the Company is liquidated, any senior creditors of the Company (including the lenders under the New Credit Facility described below) will be entitled to payment in full prior to any payments to the holders of the Bonds and other obligations on parity with the Bonds.
(b) The Company's ability to secure additional financing, if needed, may be substantially restricted by the Company's profitability and market conditions.

(c) A substantial portion of the Company's cash flow from operations is dedicated to payments in respect of its indebtedness, thereby reducing the availability of the Company's cash flow to fund working capital, capital expenditures, potential acquisition opportunities, dividends and other general corporate purposes.

(d) The Company's vulnerability to adverse general economic or industry conditions may be increased.

(e) The Company's flexibility in planning for, or reacting to, changes in its business or the industry in which it operates may be limited.

     In the third quarter of 2002, the Company entered into a new three-year asset based revolving credit facility (the "New Credit Facility") which provides for a maximum borrowing of $175 million. The New Credit Facility is secured with inventory and accounts receivable in the United States, Canada and the United Kingdom and a portion of property and equipment in Canada and the United Kingdom. The New Credit Facility contains restrictions on dividends, limitations on borrowings from affiliates, limitations on capital expenditures ($65 million in 2003) and payment of management fees ($5 million per year in 2003 and beyond) in addition to a minimum trailing twelve-month fixed charge coverage ratio that varies based on the aggregate availability under the New Credit Facility (at June 30, 2003, the Company was not subject to a fixed charge coverage ratio requirement). The Company's obligations under the New Credit Facility are secured by collateral as described above and therefore are senior to the Company's obligations relating to the Bonds under the Agreement and the Guaranties and to the Guarantors' obligations relating to the Bonds under the Guaranties. Although the Agreement does not restrict the Company's ability to incur additional unsecured or secured indebtedness, the Guaranties and the New Credit Facility include such restrictions. See Appendix D for the restrictions contained in the Guaranties. See Appendix E, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and Appendices F and G, Item 2, "Management's Discussions and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

LIMITATIONS  APPLICABLE  TO  THE  GUARANTIES

     The Guaranties secure, on a joint and several basis, the payment of debt service on the Bonds. The Guaranty delivered by Borden Chemical UK and the Guaranty delivered by Borden Chemical GB will be limited with respect to principal of the Bonds to a maximum amount of $30,000,000 each. Borden Chemical UK and Borden Chemical GB are expected to consolidate their operations; the resulting operating entity's liability under its Guaranty will be limited with respect to principal of the Bonds to a maximum aggregate amount of $30,000,000. Under the Guaranties, the Company and Borden Chemical Canada are jointly and severally liable for the payment of debt service on the Bonds without limitation as to amount.

     Enforcement of the provisions of the Guaranties is limited to the remedies provided in the Guaranties. A non-payment default under one or more of the Guaranties will not be a default under the Indenture or the Agreement. Upon a default under the Guaranties and a Default Tender Election, the owners of the Bonds will have the right to tender their Bonds for purchase by the Guarantors.

     Under the Continuing Disclosure Agreement, the Company will agree to provide to the Trustee certain unaudited quarterly financial information regarding the Guarantors. The Trustee will furnish that information, upon request, to any holder of the Bonds and to any potential holder of the Bonds. Information regarding the Guarantors is not separately reported in the Company's filings with the Securities and Exchange Commission and will not be filed with any nationally recognized municipal securities information repository or with any state information depository. See "CONTINUING DISCLOSURE AGREEMENT."

BENEFIT  PLAN  OBLIGATIONS

     For benefit plan purposes, the Company is part of a controlled group which includes Elmer's Products, Inc. Under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and federal income tax law, each member of the controlled group is jointly and severally liable for funding and termination liabilities as well as certain benefit plan taxes. Accordingly, the Company could be liable under such provisions in the event any such liability is incurred, and not discharged, by any other member of the controlled group.

     The Company has updated its projections of the minimum annual funding requirements imposed by Federal laws and regulations with regard to the U.S. benefit obligations of its defined benefit pension plans through 2008. The assumptions utilized in updating its projections included an 8.0% annual rate of return on assets for the years 2003 through 2008 and the continuation of current law and plan provisions. The updated minimum annual funding requirements range from $0 in 2003 to approximately $24 million in 2006 with a total funding requirement for the six years ended in 2008 of $88 million.

MATTERS  RELATING  TO  ENFORCEABILITY

     The practical realization of any rights upon any default will depend upon the exercise of various remedies specified in the Indenture, the Agreement and the Guaranties. Any attempt by the Trustee to enforce these remedies may require judicial action, which is often subject to discretion and delay. Under existing law, certain of the remedies specified in the Indenture, the Agreement and the Guaranties may not be readily enforceable. In the event of bankruptcy of the Company, a Guarantor or a related party, the federal bankruptcy laws may delay or prevent the enforcement by the Trustee and the Bondholders of their claim to the revenues pledged under the Indenture, which could delay or prevent payment of debt service on the Bonds.

     Under British law, enforceability of the Guaranties delivered by Borden Chemical UK and Borden Chemical GB, respectively, may depend on a showing that such Guarantor derived commercial benefit from the delivery of its Guaranty. Although the Company believes that Borden Chemical UK and Borden Chemical GB derive commercial benefits from the delivery of their Guaranties, no assurance can be given that a court, in an action to enforce either or both of those Guaranties, will agree that there is sufficient commercial benefit.

     Legal opinions that were delivered on the date of issuance of the Bonds with respect to the enforceability of legal documents entered into in connection with the Bonds were expressly subject to a qualification to the effect that enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and by applicable principles of equity. Legal opinions that will be delivered in connection with the delivery of the Guaranties will be similarly qualified.

POTENTIAL  ABSENCE  OF  MARKET  FOR  BONDS

     The Remarketing Agent is not obligated to repurchase any of the Bonds or to make any market therein. The Bonds may not be widely distributed and will not be listed on any national securities exchange or quoted on any broad market system. Accordingly, there can be no assurance that an active market for the Bonds will develop. If a secondary market for the Bonds does not develop, the Bonds may have very limited liquidity and owners of the Bonds may be unable to resell such Bonds for an extended period of time, if at all. Furthermore, if a secondary market for the Bonds does develop, the price of the Bonds may fluctuate significantly.

POTENTIAL  FOR  DETERMINATION  OF  TAXABILITY

     The occurrence of certain events, or the failure of the Company to comply with certain covenants contained in the Agreement, may result in the interest on the Bonds being includable in gross income for federal income tax purposes from their issuance date or, in certain circumstances, from the Mode Change Date. Upon occurrence of a determination of taxability, the Bonds are subject to mandatory redemption at a price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date. See "THE BONDS - Redemption of Bonds - Mandatory Redemption." If a determination of taxability occurs, there can be no assurance that sufficient moneys would be available to pay such redemption price. In addition, the owners of the Bonds might incur a significant tax liability, and such owners would not be entitled in such event to receive any additional amounts to pay such liability. Under the Guaranties, the Company and the Guarantors will acknowledge and agree that, in the event of a mandatory redemption upon a determination of taxability, the owners of the Bonds, or the Trustee on their behalf, may bring an action against the Company and the Guarantors to recover any damages resulting from any breach by the Company of its covenants in the Agreement with respect to maintaining the tax-exempt status of the Bonds. See "THE AGREEMENT - General Covenants of the Company."
                                      THE ISSUER

     The Issuer is a political subdivision of the State created and existing pursuant to the Constitution and laws of the State. The Issuer is authorized and empowered by the Original Act to acquire, lease, sell or otherwise dispose of the Project and by the Act to issue the Bonds.

                                      THE BONDS

     The following is a summary of certain provisions of the Bonds. Reference is made to the Bonds themselves, and the discussion herein is qualified in its entirety by such reference. See also "THE INDENTURE" herein. Only the terms and provisions applicable to the Bonds while bearing interest at the Fixed Rate are described in this Limited Reoffering Circular.

GENERAL  DESCRIPTION

     Prior to the Mode Change Date, the Bonds paid interest at the Daily Rate. Effective as of the Mode Change Date, the Bonds will bear interest at the Fixed Rate set forth on the cover page hereof, through the maturity date. Interest at the Fixed Rate will be calculated on the basis of a 360-day year composed of twelve 30-day months, payable on each June 1 and December 1, commencing December 1, 2003 (the "Interest Payment Dates"). The Bonds are issuable as fully registered bonds in Authorized Denominations of $5,000 or any integral multiple thereof. The Bonds shall mature and become payable on the maturity date, December 1, 2009, subject to the provisions of the Indenture relating to redemption and acceleration.

     Each Bond shall be dated the date of authentication thereof and, except as hereinafter set forth, shall bear interest from the Interest Payment Date next preceding the date of authentication, unless such date of authentication is prior to the first Interest Payment Date, in which event such Bond shall bear interest from date of original authentication and delivery of the Bonds until the entire principal amount of such Bond is paid; provided, that if, at the time of authentication of any Bond, interest is in default or overdue thereon, such Bond shall bear interest from the date to which interest has previously been paid in full or made available for payment in full on Outstanding Bonds. Upon conversion to the Fixed Rate, the Bonds will bear interest at the Fixed Rate from the Mode Conversion Date.

     The Bonds were issued solely in book-entry-only form to DTC or its nominee, Cede & Co., to be held in DTC's book-entry-only system. So long as the Bonds are held in the book-entry-only system, DTC or its nominee will be the registered owner or holder of the Bonds for all purposes of the Indenture, the Bonds and this Limited Reoffering Circular. Individual purchases of book-entry interests in the Bonds bearing interest at the Fixed Rate will be made in book-entry-only form in the denominations of $5,000 or any integral multiple thereof. See "THE BONDS - Book-Entry-Only System" below.

     The term "Record Date" means the fifteenth (15th) day (whether or not a Business Day) of the calendar month next preceding each Interest Payment Date. The term "Business Day" as used herein is defined in the Indenture as a day on which the Trustee, any Paying Agent or banks or trust companies in New York, New York are not authorized or required to remain closed and on which the New York Stock Exchange is not closed.

     Absent manifest error, the interest rates for Bonds contained in the records of the Paying Agent shall be conclusive and binding upon the Issuer, the Paying Agent, the Trustee, the Company and the owners of the Bonds. Subject to the provisions herein under the caption "THE BONDS-Book-Entry-Only System," interest shall be payable to the owners as of the applicable Record Date by check mailed to the owners thereof at the addresses appearing on the bond registration books as of the Record Date, except that any owner of at least $1,000,000 in aggregate principal amount of Bonds, upon the written request of such Owner, may be paid by wire transfer of immediately available funds to the account specified in such request. The principal of the Bonds is payable upon surrender at the principal office of the Trustee.

     The Issuer, the Paying Agent, the Company and the Trustee may deem and treat the person in whose name any Bond is registered upon the books of the Issuer as the absolute owner thereof for all purposes and shall not be affected by any notice to contrary.

     If any Bond becomes mutilated or is lost, stolen or destroyed, the Trustee shall authenticate and deliver a new Bond of like tenor and number in lieu of the Bond so mutilated, lost, stolen, or destroyed, provided that (i) in the case of such mutilated Bond, such Bond is first surrendered to the Trustee, (ii) in the case of any such lost, stolen or destroyed Bond, there is first furnished evidence of such loss, theft or destruction satisfactory to the Issuer together with indemnity satisfactory to the Trustee, (iii) all other reasonable requirements of the Trustee are complied with, and
(iv) expenses in connection with such transaction are paid by the Owner.

TRANSFER  AND  EXCHANGE

     Bank One Trust Company, N.A., as successor Paying Agent, will also serve as bond registrar for the Bonds. While any Bonds are outstanding, the Paying Agent will maintain the registration books of the Issuer for the Bonds.

     Any Bond may be transferred or exchanged, upon the bond registration books by the person in whose name it is registered, upon surrender at the principal office of the Paying Agent, accompanied by a written instrument of transfer or exchange. Transfer or exchange is subject to payment, by the owner requesting such transfer or exchange, of any tax or other governmental charge required to be paid with respect to such transfer or exchange.
The Paying Agent is not required to transfer or exchange (i) any Bonds during the period commencing on the date ten days prior to the date of selection of Bonds for redemption and ending on such date of selection, (ii) any Bond selected for redemption in whole or in part or (iii) any Bonds during the period of fifteen (15) days preceding any Interest Payment Date.

BOOK-ENTRY-ONLY  SYSTEM

     Portions of the following information concerning DTC and DTC's book-entry-only system have been obtained from DTC. The Issuer, the Remarketing Agent and the Company make no representation as to the accuracy of such information.

     DTC will act as securities depository for the Bonds. The Bonds will be issued as fully-registered bonds registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an author-ized representative of DTC. One fully-registered Bond certificate will be issued in the aggregate principal amount of the Bonds, and will be deposited with DTC or its custodian.

     DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clear-ing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

     Purchases of Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Bonds on DTC's records. The ownership interest of each actual pur-chaser of each Bond ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Bonds, except in the event that use of the book-entry system for the Bonds is discontinued.

     To facilitate subsequent transfers, all Bonds deposited by Direct Participants with DTC are regis-tered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such Bonds are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory require-ments as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the Bonds are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Bonds unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Principal and interest payments on the Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's prac-tice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail infor-mation from the Issuer or Paying Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC nor its nom-inee, the Paying Agent, the Trustee, the Issuer or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Issuer, Paying Agent or Trustee, disbursement or such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to the Paying Agent, the Issuer or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Bond certificates are required to be printed and delivered.

     The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Bond certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and the Issuer, the Remarketing Agent, and the Company take no responsibility for the accuracy thereof.

REDEMPTION  OF  BONDS

     EFFECTIVE  AS  OF  THE  MODE  CHANGE DATE, THE BONDS WILL NOT BE SUBJECT TO
                                                               ---
OPTIONAL  OR  EXTRAORDINARY  SPECIAL  REDEMPTION  PRIOR  TO  MATURITY.

     MANDATORY REDEMPTION. The Bonds shall be subject to mandatory redemption, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, on the one hundred eightieth day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency to the effect that, solely as a result of a failure by the Company to perform or observe any covenant, agreement or representation contained in the Agreement, the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than any owner who is a "substantial user" of the Facilities or a "related person" within the meaning of section 147(a) of the Code. No determination by any court or administrative agency will be considered final unless the Company has participated in the proceeding which resulted in such determination, either directly or, at the option of the Company, through a bondholder, to a degree it reasonably deems sufficient and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. Subject to the foregoing provisions, the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel mutually acceptable to the Issuer, the Trustee and the Company, the redemption of a portion of the Bonds would have the result that the interest payable on the Bonds remaining outstanding after such redemption would not be included in the gross income for federal income tax purposes of any owner thereof. Any such partial redemption shall be by lot in such amount as is necessary to accomplish such result.

     NOTICE OF REDEMPTION. Notice of redemption shall be given by mail by the Trustee to the owner of any Bond designated for redemption in whole or in part no less than thirty (30) nor more than sixty (60) days prior to the Redemption Date. The failure to mail such notice with respect to any Bond shall not affect the validity of the proceedings for the redemption of any other Bonds with respect to which notice was so mailed. Any notice mailed will be conclusively presumed to have been given, whether or not actually received by any Owner.

     SELECTION OF BONDS FOR REDEMPTION. Except as otherwise provided in the Indenture, if less than all of the Outstanding Bonds are to be redeemed on any one date, the Trustee shall select the Bonds to be redeemed from the Outstanding Bonds by lot or such other manner as the Trustee deems fair. If the Bonds are held by DTC under the book-entry system and less than all of the Bonds are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Participant to be called for redemption. See "THE BONDS-Book-Entry-Only System" herein.

     EFFECT OF NOTICE OF REDEMPTION. If notice of redemption is given as required and money for the payment of the Redemption Price is held by the Paying Agent, then interest on the Bonds or portions thereof called for redemption shall cease to accrue on the Redemption Date.

                                    THE INDENTURE

     The Indenture contains terms and conditions relating to the issuance and sale of the Bonds, including various covenants and security provisions, certain of which are summarized below. This summary does not purport to be comprehensive or definitive and is subject to all of the provisions of the Indenture, to which reference is hereby made, copies of which are available at the corporate trust office of the Trustee.

INDENTURE  AS  CONTRACT  WITH  BONDHOLDERS

     The Indenture constitutes a contract between the Issuer and the Trustee for the benefit of the Bondholders. The pledge made in the Indenture and the covenants and agreements therein are for the benefit and security of the Bondholders regardless of their times of issue or maturity, rank generally without preference priority or distinction of any Bond over another except as expressly provided in the Indenture.

ESTABLISHMENT  OF  FUNDS  AND  ACCOUNTS

     The Indenture establishes and creates, among other funds and accounts, the Bond Fund.

     BOND FUND. The Bond Fund is established under the Indenture to pay the principal of the Bonds as they mature or become due and interest on the Bonds as it becomes payable.

EVENTS  OF  DEFAULT

     Pursuant to the Indenture, if any of the following events occur, it constitutes an "Event of Default":

     (a) Default in the due and punctual payment of interest on any Bond, whether at the stated Interest Payment Date thereof, or upon proceedings for redemption thereof; provided that a default in the payment of interest on any Bond on an Interest Payment Date shall be an "Event of Default" only if such payment is not made within two Business Days of such Interest Payment Date;

     (b) Default in the due and punctual payment of the principal of any Bond, whether at the stated maturity thereof, or upon proceedings for redemption thereof;

     (c) The Issuer shall fail to observe or perform in any material way any covenant, condition, agreement or provision contained in the Bonds or in the Indenture on the part of the Issuer to be performed other than those set forth in (a) and (b) above, and such failure shall continue for thirty (30) days after written notice specifying such failure and requiring the same to be remedied shall have been given to the Issuer by the Trustee in its discretion and shall be given by the Trustee at the written request of the Owners of not less than twenty-five percent (25%) in aggregate principal amount of all Bonds then Outstanding; and

     (d) A default has occurred and is continuing under the Agreement as described under the caption "THE AGREEMENT-Events of Default."

     If an Event of Default occurs and is continuing, the Trustee will mail notice of the Event of Default to the Owners and the Company as promptly as practicable after it occurs.

REMEDIES
     ACCELERATION. Upon the occurrence of an Event of Default described in (a) or (b) above, the Trustee shall accelerate the maturity of the Bonds then Outstanding, whereupon the principal of and all accrued interest on the Bonds shall become immediately due and payable, without premium, and no interest shall accrue on any Bond from and after the date of such acceleration. Upon the occurrence of any other Event of Default, the Trustee may, and if requested to do so by the owners of not less than 25% in aggregate principal amount of the Bonds then Outstanding shall, accelerate the maturity of the Bonds then Outstanding, whereupon the principal of and all accrued interest on the Bonds shall become immediately due and payable, without premium, and no interest shall accrue on any Bond from and after the date of such acceleration.

    OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the principal of or interest on the Bonds or to enforce the performance of any provision of the Bonds, the Indenture or the Agreement. The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Owner in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     WAIVER OF PAST DEFAULTS. A majority in principal amount of the Outstanding Bonds by notice to the Trustee may waive an existing Event of Default and its consequences. When an Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent to it.

     CONTROL BY MAJORITY. The Owners of a majority in aggregate principal amount of Bonds Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. Notwithstanding, the preceding sentence, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of other Owners, or would involve the Trustee in personal liability.

     PRIORITIES. If the Trustee collects any money pursuant to remedies described above, it shall pay out the money in the following order: first to the Trustee for amounts to which it is entitled under the Indenture; second to owners for amounts due and unpaid on the Bonds for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal and interest, respectively; third to the Issuer to the extent the Issuer is owed any moneys under the Agreement; and fourth to the Company.

     The Trustee may fix a payment date for any payment to the Owners.

DEFEASANCE

     If the Issuer shall pay the principal, or redemption price and the interest so due and payable upon all of the Bonds or provision has been made for the payment of the same, together with all other sums payable under the Indenture by the Issuer, including all fees and expenses of the Trustee, then and in that case, the Indenture and the lien created thereby will be discharged and satisfied and the Issuer will be released from the covenants, agreements and obligations of the Issuer contained in the Indenture, and the Trustee will assign and transfer to or upon the order of the Company all property (in excess of the amounts required for the foregoing) then held by the Trustee free and clear of any encumbrances and will execute such documents as may be reasonably required by the Company in this regard.

     Any outstanding Bond or Bonds shall, prior to the maturity, acceleration or redemption date thereof, be deemed to have been paid within the meaning and with the effect expressed in the preceding paragraph if (a) in case said Bonds are to be redeemed on any date prior to their maturity, the Issuer shall have given to the Trustee in form satisfactory to the Trustee irrevocable instructions to mail, in accordance with the provisions of the Indenture, notice of redemption of such Bonds on said redemption date, (b) there shall have been deposited with the Trustee either moneys in an amount which shall be sufficient, or Government Obligations identified in clause (a) of the definition thereof, the principal of and the interest on which when due, and without any reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee at the same time, shall be sufficient (as verified by a report of an independent certified public accountant), to pay when due the principal of, and interest due and to become due on, said Bonds on and prior to the redemption date or maturity date thereof, as the case may be, and (c) in the event any of said Bonds are not to be redeemed within the next succeeding sixty (60) days, the Issuer shall have given the Trustee in form satisfactory to the Trustee irrevocable instructions to mail, as soon as practicable in the same manner as a notice of redemption is mailed pursuant to the Indenture.

AMENDMENT  OF  OR  SUPPLEMENT  TO  THE  INDENTURE

     (a) The Indenture, the Bonds and the rights and obligations of the Issuer, the Trustee, the Paying Agent, the Remarketing Agent and the Owners may be amended or supplemented at any time by an amendment or supplement which shall become binding when the written consents of the Owners of a majority in aggregate principal amount of the Bonds then Outstanding, exclusive of Bonds held for the account of the Company, are filed with the Trustee, together with a Favorable Opinion of Bond Counsel. No such amendment or supplement shall (1) reduce the rate of interest on any Bond or extend the time of payment thereof or reduce the amount of principal of any Bond or extend the Principal Payment Date thereof without the prior written consent of the Owner of the Bond so affected, or (2) reduce the percentage of Owners whose consent is required for the execution of any amendment hereof or supplement hereto, or (3) modify any of the rights or obligations of the Trustee, the Paying Agent, the Company or the Remarketing Agent without its prior written consent thereto.

     (b) The Indenture, the Bonds and the rights and obligations of the Issuer, the Trustee, the Paying Agent, the Company, the Remarketing Agent, and the Owners may also be amended or supplemented at any time by an amendment or supplement which shall become binding upon execution without the written consent of any Owners and (if the amendment or supplement modifies any of the rights or obligations of the Paying Agent or the Remarketing Agent hereunder) with the written consent of the Paying Agent or the Remarketing Agent, as applicable, and the Company only after receipt of a Favorable Opinion of Bond Counsel and only for any one or more of the following purposes:

          (i) to add to the conditions, covenants and terms contained herein required to be observed or performed by the Issuer, other conditions, covenants and terms thereafter to be observed or performed by the Issuer, or to surrender any right reserved herein to or conferred herein on the Issuer, and which in either case shall not adversely affect the interests of the Owners;

          (ii) to make such provisions for the purpose of curing any ambiguity or of correcting, curing or supplementing any defective provision contained herein or in regard to questions arising hereunder which the Issuer may deem desirable or necessary, and which shall not adversely affect the interests of the Owners;

          (iii) to comply with the requirements of Moody's or S&P as a condition of rating, or maintaining an existing rating on, the Bonds, provided such change is not materially adverse to the interests of the Owners of any of the Bonds; or (iv) to provide for the delivery of Bonds in book-entry-only form or certificate form in a manner consistent with the current practices of any depository.

                                    THE AGREEMENT

     The Agreement contains terms and conditions relating to the obligations of the Company to make payments to the Issuer sufficient to fully pay when due the principal of and interest on the Bonds and related expenses. This summary does not purport to be comprehensive or definitive and is subject to all of the provisions of the Agreement, to which reference is hereby made, copies of which are available at the corporate trust office of the Trustee.

GENERAL  COVENANTS  OF  THE  COMPANY

     The Company has covenanted that (a) the Project functions to abate, eliminate, control or prevent air, water, noise or other pollution, or to control, eliminate or dispose of liquid or solid wastes, or for the removal or treatment of any substance or materials which otherwise would cause pollution or contamination of any kind; and (b) the Project constitutes "air or water pollution control facilities" within the meaning of the Internal Revenue Code of 1954, as amended.

The Company further has covenanted that it will comply with the provision of the Arbitrage and Tax Regulatory Agreement and that it will not knowingly take any action or knowingly permit any action on its part to be taken which would cause the interest on the Bonds to be included in the gross income of the Owners of the Bonds for purposes of Federal or State income taxation.

REPAYMENT  OBLIGATIONS  OF  THE  COMPANY

     The Company has agreed during the term of the Agreement to make prompt payment to the Trustee, as assignee and pledgee of and for the account of the Issuer, for deposit into the Bond Fund, of amounts sufficient to pay the principal of and interest on the Bonds, whether at maturity, upon redemption or otherwise.

ADMINISTRATIVE  EXPENSES

     The Company shall pay, or cause to be paid, an amount equal to (i) the reasonable fees and charges of the Trustee for its services rendered as Trustee under the Indenture and its reasonable expenses, including reasonable fees and expenses of its counsel, (ii) the reasonable fees of the Paying Agent, if any, for acting as Paying Agent for the Bonds, (iii) the fees of the Remarketing Agent for acting as Remarketing Agent for the Bonds, and (iv) the reasonable out-of-pocket expenses, issuance fees, administrative expenses and counsel fees and expenses of the Issuer.

FAILURE  TO  PAY

     If the Company should fail to make any of the payments required in the two preceding paragraphs, the item of installment which the Company has failed to pay shall continue as an obligation of the Company until the same shall have been fully paid, with interest thereon at the rate per annum borne by the Bonds, from time to time, until paid in full.

OBLIGATIONS  OF  COMPANY  UNCONDITIONAL

     The obligations of the Company to make the payments required under the Agreement and to perform and observe the other agreements contained therein shall be absolute and unconditional, and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach of the Issuer or the Trustee of any obligation to the Company or otherwise with respect to the Project, whether pursuant to the Agreement or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee. Until such time as all of the Bonds shall have been fully paid or redeemed, the Company (i) will not suspend or discontinue any payments provided for in the Agreement, (ii) will perform and observe all other agreements contained in the Agreement, and (iii) will not terminate the Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or temporary use of any or all of the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof, or any failure of the Issuer or the Trustee to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Indenture or the Agreement.

MAINTENANCE  OF  CORPORATE  EXISTENCE

     The Company shall maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge with or into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in the Agreement consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States of America or under the laws of the United States of America) or permit one or more such domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve; provided, in the event the Company is not the surviving, resulting or transferee corporation, such surviving, resulting or transferee corporation, as the case may be, assumes in writing all of the obligations of the Company under the Agreement. No such consolidation, merger or sale or transfer of assets may take place unless the corporation resulting from or surviving such merger or consolidation or the corporation to which such sale or transfer is made has an excess of assets over liabilities at least as great as the Company would have had if such merger or consolidation had not occurred or such sale or transfer had not been made.

OPERATION  OF  PROJECT

     The Issuer, the Trustee, the Paying Agent and the Remarketing Agent have no duties or responsibilities with respect to the operation or maintenance of the Project, or the performance of the Project for its designed purpose.

AMENDMENT  TO  AGREEMENT

     The Agreement may be amended only to make amendments which are correlative to permitted amendments and supplements to the Indenture, described under the caption "THE INDENTURE-Amendment of or Supplement to the Indenture" herein.

EVENTS  OF  DEFAULT

     Pursuant to the Agreement, if any of the following occur, it constitutes an "Event of Default":

     (a) Failure to pay or cause to be paid (i) any payments with respect to interest on any Outstanding Bond when due and payable which is not corrected within two Business Days; or (ii) any other payment required to be paid as described under the caption "Repayment Obligations of the Company" under this heading when and as the same becomes due and payable;
     (b) Failure to observe and perform any covenant, condition or agreement on its part to be observed or performed under the Agreement, other than as referred to in clause (a) above; provided, however, that such failure shall not constitute an event of default until actual notice of such default by registered or certified mail shall be given to the Company by the Issuer, the Trustee or the Owners of not less than 25% in aggregate principal amount of all Bonds Outstanding and the Company shall have had 30 days after receipt of such notice to correct said default or to cause said default to be corrected, and shall not have corrected said default or caused said default to be corrected within such 30-day period, or, if the nature of the default is such that it cannot be cured within such 30-day period but can be cured within a longer period, no event of default shall occur if the Company institutes corrective action within such 30-day period and diligently pursues such action until the default is corrected; and

     (c) The occurrence of an act of bankruptcy with respect to the Company.

REMEDIES  ON  DEFAULT

Whenever  any  "Event  of  Default"  shall  have  occurred,  then:

     (a) If the Bonds are accelerated pursuant to the Indenture, payments due as described under the caption "THE AGREEMENT-Repayment Obligations of the Company" herein, together with all interest accrued thereon, shall without further action become immediately due and payable upon delivery of the notice required by the Indenture, whereupon all such payments shall become immediately due and payable.

     (b) The Issuer may take whatever action at law or in equity may appear necessary or desirable to collect the payments described in clause (a) hereof or other sums due hereunder and thereafter to become due during the term of the Agreement, or enforce performance and observance of any obligation, agreement or covenant of the Company under the Agreement.

     (c) The Trustee on behalf of the Issuer may take any action permitted under the Indenture.

     Any amounts collected pursuant to action taken as described above shall be applied in accordance with the Indenture.

                                    TAX EXEMPTION

     On September 30, 1992, the date of original issuance and delivery of the Bonds, Foley & Judell, L.L.P., New Orleans, Louisiana, Bond Counsel, delivered an approving opinion with respect to the Bonds. The form of opinion then delivered by Bond Counsel is attached hereto as Appendix C-1. On the Mode Change Date, it is expected that Bond Counsel will deliver a supplemental opinion with respect to the tax status of the Bonds following the conversion of the Bonds to the Fixed Rate. The form of such supplemental opinion is attached hereto as Appendix C-2. A summary of the opinions of Bond Counsel and a general discussion of certain other tax matters relating to the Bonds are set forth below.

     In the opinion of Foley & Judell, L.L.P., Bond Counsel, delivered September 30, 1992, under then existing law, interest on the Bonds is excluded from gross income of the owners for Federal income tax purposes (except that no opinion was expressed as to whether such exclusion shall apply with respect to interest on any Bond for any period during which it is held by a person who is a "substantial user" of the Project or a "related person," as those terms are used in Section 147 of the Internal Revenue Code of 1986, as amended (the "Code")). Such opinion further stated that under the Act, the Bonds and the income therefrom are exempt from all taxation by the State of Louisiana or any political subdivision thereof. In giving such opinions as to taxation, Bond Counsel relied upon certificates of facts, estimates and expectations made by the Issuer and the Company.

     In the opinion of Foley & Judell L.L.P., Bond Counsel to the Company, to be delivered on the Mode Change Date, under existing law, (i) the delivery of the First Amended Indenture is permitted under the Restated Indenture and the Act, (ii) the conversion of the interest rate on the Bonds to a fixed rate is permitted under the Indenture, (iii) the delivery of the First Amended Indenture and the conversion of the interest rate on the Bonds to a fixed rate, in and of themselves, will not impair the exclusion of interest on the Bonds from gross income for purposes of federal income tax purposes (other than as held by a "substantial user" of the Project or a "related person" within the meaning of the Code) or the exemption of interest on the Bonds from taxation by the State or any political subdivision thereof, (iv) interest on the Bonds is excluded from gross income for Federal income tax purposes (except that no opinion is expressed as to whether such exclusion shall apply with respect to any Bond for any period during which it is held by a person who is a "substantial user" of the facilities financed with proceeds of the Bonds or a "related person" within the meaning of the Code) and (v) under the Act, the Bonds and the income therefrom are exempt from all taxation by the State of Louisiana or any political subdivision thereof.

     In addition, the opinion of Bond Counsel will state that interest on the Bonds is not an item of tax preference for purposes of the Federal alternative minimum tax imposed on individuals and corporations; except that interest on the Bonds will be included in a corporate taxpayer's current adjusted earnings for purposes of computing its Federal alternative tax liability.

     The Code imposes a number of requirements that must be satisfied for interest on state and local obligations to be excluded from gross income for Federal income tax purposes. These requirements include, among others, limitations on the use of bond proceeds and the source of repayment of bonds, limitations on the investment of bond proceeds prior to expenditure and a requirement that excess arbitrage earned on the investment of certain bond proceeds be paid periodically to the United States. The opinion of Bond Counsel will assume continuing compliance with the covenants of the Issuer and the Company pertaining to those sections of the Code, the Internal Revenue Code of 1954, as in effect prior to the enactment of the Tax Reform Act of 1986 (the "Tax Reform Act"), and the Tax Reform Act which affect the exclusion from gross income of interest on the Bonds for federal income tax purposes and, in addition, will rely on representations by the Issuer and the Company with respect to matters solely within the knowledge of the Issuer and the Company which Bond Counsel has not independently verified. If the Issuer or the Company should fail to comply with such covenants or if the foregoing representations should be determined to be inaccurate or incomplete, interest on the Bonds could become included in gross income from the Mode Change Date, regardless of the date on which the event causing such inclusion occurs.

     Except as stated above, Bond Counsel will express no opinion regarding any federal or state tax consequences resulting from the ownership of, receipt of interest on, or disposition of the Bonds.

     Owners of the Bonds should be aware that the ownership of tax-exempt obligations may result in collateral federal income tax consequences to, among others, corporations with Subchapter C earnings and profits and passive investment income that exceed 25% of their gross receipts, financial institutions, property and casualty insurance companies, individual recipients of Social Security or Railroad Retirement benefits and taxpayers who may be deemed to have incurred or continued indebtedness to purchase or carry tax-exempt obligations. In addition, certain foreign corporations doing business in the United States may be subject to a "branch profits tax" on their effectively connected earnings and profits. These categories of owners should consult their own tax advisors as to the applicability of these consequences.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM, IN LIGHT OF THEIR OWN PARTICULAR INCOME TAX POSITION, OF ACQUIRING, HOLDING OR DISPOSING OF THE BONDS.


                                    LEGAL MATTERS

     The Bonds will be reoffered subject to the receipt of the supplemental opinion of Foley & Judell, L.L.P., New Orleans, Louisiana, Bond Counsel, described under the caption "TAX EXEMPTION" herein. Certain legal matters will be passed upon for the Remarketing Agent by Squire, Sanders & Dempsey L.L.P. Certain legal matters will be passed upon for Borden Chemical, Inc. and the Guarantors by Nancy Brown, Vice President and General Counsel. Certain legal matters will be passed upon for Borden Chemical Canada by Osler Hoskin & Harcourt, Toronto, Canada, and for Borden Chemical UK and Borden Chemical GB by Edwards Geldard, Cardiff, Wales.
                                       RATINGS

     Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P"; together with Moody's, the "Rating Agencies") have assigned ratings of "B2" and "BB-" respectively, to the Bonds. Such ratings reflect only the respective views of the Rating Agencies, Moody's or S&P, as the case may be, and a complete explanation of the significance of such ratings may be obtained from the Rating Agency furnishing the same. There is no assurance that the ratings will continue for any given period of time or that they will not be revised downward or withdrawn in their entirety by either such Rating Agency if, in the judgment of such rating agency, circumstances so warrant. Any such downward revision or withdrawal may have a material adverse effect on the market price or value of the Bonds.

                                 REOFFERING OF BONDS

     Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as Remarketing Agent under the Indenture and under an agreement with the Company and, in such capacity, is obligated to use its best efforts to remarket the Bonds to qualified institutional buyers and institutional accredited investors. The Remarketing Agent will be paid its expenses and a fee by the Company for its remarketing services in connection with conversion of the Bonds to the Fixed Rate. The Company has agreed to indemnify the Remarketing Agent and the Issuer against certain liabilities, including liabilities under certain provisions of the federal securities laws.

                           Continuing Disclosure Agreement

     The Company will enter into a Continuing Disclosure Agreement with the Trustee, relating to the Bonds. The rights and obligations of the Trustee will apply only for so long as the Bonds remain outstanding. Certain provisions of the Continuing Disclosure Agreement are described below. Reference is made to the Continuing Disclosure Agreement for the detailed provisions thereof.

     The Company will agree, in a Continuing Disclosure Agreement (the "Continuing Disclosure Agreement") for the benefit of the holders and beneficial owners from time to time of the Bonds, in accordance with, and as an obligated person with respect to the Bonds under, Rule 15c2-12 (the "Rule") of the Securities and Exchange Commission (the "SEC"), to provide or cause to be provided such financial information and operating data of the Company (collectively, "Annual Information"), audited financial statements and notices, in such manner, as may be required for purposes of paragraph (b)(5)(i) of the Rule, including specifically the following:

     (a) To each nationally recognized municipal securities information repository designated from time to time by the SEC ("NRMSIR"), to any state information depository ("SID") and to the Trustee: (1) Annual Information for each fiscal year of the Company, ending on or after December 31, 2003, not later than the 120th day following the end of each fiscal year, consisting of (i) so long as the Company files reports with the SEC on Form 10-K or a successor form, such reports, within 30 days after the applicable filing deadline for Form 10-K with the SEC, (ii) in the event that the Company no longer is required to file such reports on Form 10-K or a successor form, the Company's audited financial statements prepared in accordance with accounting principles applied from time to time in the preparation of the Company's annual financial statements, initially generally accepted accounting principles, and such related financial and operating data disclosure as is made available to the Company's public shareholders generally, not later than the 120th day following the end of each fiscal year or (iii) in the event that the Company no longer is required to file such reports on Form 10-K or a successor form and no longer has any public shareholders, information concerning the Company's business and properties, selected financial data and management's discussion and analysis, together with the Company's audited financial statements prepared in accordance with the aforementioned accounting principles, comparable to the information contained in such report on Form 10-K, not later than the 120th day following the end of each fiscal year.

     (b) To each NRMSIR or to the Municipal Securities Rulemaking Board ("MSRB"), and to any SID, in a timely manner, notice of:


          (1) The occurrence of any of the following events, within the meaning of the Rule, with respect to the Bonds, if material:


               (i)     principal  and  interest  payment  delinquencies;

               (ii)    nonpayment  related  defaults;

               (iii) unscheduled draws on debt service reserves reflecting financial difficulties;

               (iv) unscheduled draws on credit enhancements reflecting financial difficulties;

               (v) substitution of credit or liquidity providers, or their failure to perform;

               (vi)     adverse  tax  opinions or events affecting the
                       tax-exempt status of the Bonds;

               (vii) modifications to rights of holders or beneficial owners;

               (viii)  Bond  calls;

               (ix)    defeasances;

               (x) release, substitution, or sale of property securing repayment of the Bonds; and

               (xi)     rating  changes.

                Although enumerated in the Rule, the events described in subparagraphs (iii), (iv), (v) and (x) above currently are inapplicable with respect to the Bonds.

          (2)     The  Company's failure to provide the Annual Information
within the time  specified                 above.

          (3)     The  termination  of  the  Continuing  Disclosure  Agreement.

     The Continuing Disclosure Agreement may be amended, and any of its provisions may be waived, if such amendment or waiver is supported by a legal opinion of independent counsel who is expert in federal securities laws to the effect that such amendment or waiver would not, in and of itself, violate the Rule.

     The Continuing Disclosure Agreement is solely for the benefit of the holders and beneficial owners from time to time of the Bonds and, to the extent described below with respect to unaudited quarterly financial information of the Guarantors, for the benefit of potential holders of the Bonds. Any failure by the Company to comply with any provision of the Continuing Disclosure Agreement will not constitute a failure or a default, or an event of default, under the Agreement or the Indenture, but may constitute a default under each Guaranty. See Appendices D-1, D-2 and D-3 attached hereto for the forms of each Guaranty and the detailed provisions thereof.

     The Continuing Disclosure Agreement will remain in effect only for such period that any of the Bonds are outstanding in accordance with their terms and the Company remains an obligated person with respect to the Bonds within the meaning of the Rule.

     There have not been, and the Company will covenant that as of the Mode Change Date, there will not have been, any instances in which the Company or any Guarantor failed to comply, in all material respects, with any previous continuing disclosure agreement made by the Company or such Guarantor for purposes of the Rule.

     The following NRMSIRs exist at this time: DPC Data Inc., Fort Lee, New Jersey; Bloomberg Municipal Repository, Skillman, New Jersey; and FT Interactive Data and Standard & Poor's J.J. Kenny Repository, each of New York, New York. No SID has been designated by the State of Louisiana.
The Company will agree in the Continuing Disclosure Agreement to provide to the Trustee, within 45 days after the end of the applicable calendar quarter, unaudited quarterly summary financial information with respect to each Guarantor, commencing for the quarter ending September 30, 2003, addressing sales, EBITDA, cash flow from operations, cash, capital expenditures, debt and total assets. The Company will reserve the right to modify the information provided and the format thereof to conform to changes in the Company's financial reports. Information with respect to the Guarantors is not expected to be included in the Company's reports filed with the SEC and such information will not be filed with the NRMSIR's or any SID. The Trustee will be directed to make that information available, on request, to any holder of the Bonds and to any person who identifies himself to the Trustee as a potential holder of the Bonds. The Trustee may establish reasonable criteria to identify potential holders of the Bonds.



                  [Remainder of page intentionally left blank.]












                             Additional Information

     The references herein to the Indenture, the Agreement, the Guaranties, the Continuing Disclosure Agreement and other documents are brief outlines of certain provisions thereof. Such outlines do not purport to be complete, and reference is made to such documents and contracts, copies of which are on file with the Trustee, for full and complete statements of their provisions.

                                               BORDEN  CHEMICAL,  INC.

                                               By:  /s/   William  H.  Carter
                                                    -------------------------
                                               Executive  Vice  President  and
                                               Chief  Financial  Officer









































































                                                                      APPENDIX A


                              BORDEN CHEMICAL, INC.

     The following information contained in this Appendix A relates to and has been furnished by Borden Chemical, Inc. The delivery of this Limited Reoffering Circular shall not create any implication that there has been no change in the affairs of Borden Chemical, Inc. since the date hereof, or that the information contained, referred to or incorporated by reference in this Appendix A is correct as of any time subsequent to its date. The Issuer makes no representation or warranty as to the accuracy or completeness of the information contained or incorporated by reference in this Appendix A.

     The Company, Borden Chemical, Inc. (formerly Borden, Inc.), was incorporated on April 24, 1899. The Company is engaged primarily in the manufacture and distribution of forest products and industrial resins, formaldehyde, coatings and other specialty and industrial chemicals worldwide. The Company's executive and administrative offices are located in Columbus, Ohio. Chemical production facilities are located throughout the United States and in many foreign countries.

     The Company is indirectly controlled by affiliates of Kohlberg Kravis Roberts & Co.

     The Company's executive offices are located at 180 East Broad Street, Columbus, Ohio 43215, telephone number (614) 225-4000.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and accordingly files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company's filings also may be read over the Internet at the SEC's home page at http://www.sec.gov. Such material can also be inspected at the offices of the
 -----------------
New  York  Stock  Exchange.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 2002, the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2003 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC pursuant to the Exchange Act, are hereby incorporated in this Limited Reoffering Circular by reference and are attached hereto as Appendices E, F and G.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Limited Reoffering Circular and prior to the termination of this reoffering shall be deemed to be incorporated in this Limited Reoffering Circular by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Limited Reoffering Circular to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Limited Reoffering Circular.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Limited Reoffering Circular has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Limited Reoffering Circular by reference, other than exhibits to such documents. Requests for such copies should be directed to Manager of Public Affairs, Borden Chemical, Inc., 180 East Broad Street, Columbus, Ohio 43215, telephone number
(614)  225-4000.










                                                                      APPENDIX B


                                   DEFINITIONS

     "Act" means Sections 1444 to 1455, inclusive of Title 39 of the Louisiana Revised Statutes of 1950, as amended and other authority supplemental thereto. "Agreement" means the Refunding Agreement, dated as of September 1, 1992, by and between the Issuer and the Company, as amended by a First Amendment to Refunding Agreement dated as of February 1, 1995, including all amendments thereof and supplements thereto.

     "Arbitrage Certificate and Tax Regulatory Agreement" means the certificate signed by the Issuer, the Company and the Trustee on the date the Bonds are issued and relating to the requirements of Section 148 of the Code.

     "Authorized Denominations" means $5,000 and any integral multiple thereof.

     "Bond Counsel" means any firm of nationally recognized municipal bond attorneys selected by the Issuer and approved by the Company (which approval shall not be unreasonably withheld) and experienced in the issuance of municipal bonds and matters relating to the exclusion of the interest thereon from gross income for Federal income tax purposes.

     "Bonds" means the $34,000,000 principal amount of bonds issued pursuant to the Indenture that are authenticated and delivered by the Trustee or the Paying Agent under and pursuant to the Indenture.

     "Business Day" means a day on which the Trustee, any Paying Agent, the Remarketing Agent or banks or trust companies in New York, New York, are not authorized or required to remain closed and on which the New York Stock Exchange is not closed.

     "Code" means the Internal Revenue Code of 1986, as amended, and all proposed temporary and final regulations proposed thereunder.

     "Event of Default" means any occurrence or event as described under the caption "THE INDENTURE-Events of Default" and as specified in and defined by the Indenture.

     "Favorable Opinion of Bond Counsel" means, with respect to any action the occurrence of which requires such an opinion, an unqualified Opinion of Counsel, which shall be Bond Counsel, to the effect that such action is permitted under the Act and the Indenture and will not impair the exclusion of interest on the Bonds from gross income for purposes of Federal income taxation and the Bonds or the exemption of interest on the Bonds from taxation by the State or any political subdivision thereof (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of the Bonds).

     "Funds" shall mean, collectively, the Refunding Fund, the Bond Fund and the Rebate Fund created pursuant to the Indenture.

     "Government Obligations" means any of the following securities, if and to the extent the same are non-callable and not subject to redemption at the option of the owners, at the time legal for investment of the Issuer's funds, as determined by the Issuer: (a) direct obligations of, or (b) obligations the principal of and interest on which are unconditionally guaranteed by the United States of America, including, in all respects, obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America and including a receipt, certificate or any other evidence of an ownership interest in an aforementioned obligation, or in specified portions thereof (which may consist of specified portions of interest thereon).

     "Indenture" means the Indenture of Trust, dated as of September 1, 1992, by and between the Issuer and the Trustee, as it may be supplemented or amended from time to time pursuant to the provisions thereof, including the Amended and Restated Indenture of Trust dated as of February 1, 1995 and the First Supplement to Amended and Restated Indenture of Trust dated as of May 1, 2003. "Issuer" means the Parish of Ascension, State of Louisiana, a political subdivision of the State, and its successors and assigns.

     "Issuer Representative" means a person at the time designated to act on behalf of the Issuer for purposes of the Indenture by a written instrument furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by any of its officers. The certificate may designate an alternate or alternates.

     "Moody's" means Moody's Investors Service, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company and approved by the Trustee (which shall not be under any liability by reason of such approval).

     "Opinion of Counsel" means a written legal opinion from a firm of attorneys experienced in the matters to be covered in the opinion.

     "Original Act" means Sections 991 to 1001, inclusive, of Title 39 of the Louisiana Revised Statutes of 1950, as amended and other authority supplemental thereto.

     "Outstanding," when used as of a particular time with reference to Bonds, means all Bonds delivered under the Indenture except:

          (i) Bonds cancelled by the Trustee or the Paying Agent or surrendered to the Trustee or the Paying Agent for cancellation;

          (ii) Bonds paid or deemed to have been paid within the meaning of the Indenture; and

          (iii) Bonds in lieu of or in substitution for which replacement Bonds shall have been executed by the Issuer and delivered by the Trustee or the Paying Agent under the Indenture.

     "Owner"  means  the  registered  owner  of  a  Bond.

     "Paying Agent" means Bank One Trust Company, N.A. or any other commercial bank or trust company which may be substituted in its place as provided in the Indenture.

     "Permitted Investments" means any of the following securities, if and to the extent the same are at the time legal for investment of the funds, as determined by the Company:

          (i)     Government  Obligations;

          (ii) bonds, debentures, notes, participation certificates or other evidences of indebtedness issued, or the principal of and interest on which are unconditionally guaranteed, by the Federal National Mortgage Association, the Bank for Cooperatives, or the Federal Intermediate Credit Bank, the Federal Home Loan Bank System, the Federal Land Banks, the Government National Mortgage Association or any other agency or instrumentality of or corporation wholly owned by the United States of America when such obligations are backed by the full faith and credit of the United States;

          (iii) obligations of any state of the United States or any political subdivision thereof, which at the time of investment are rated "Al/P-1" or higher by Moody's and "A+" or higher by S&P; or which are rated by Moody's "VMIG 1" or better and by S&P "A-1" or better with respect to commercial paper, or "VMIG 1" and "SP-1+," respectively, or better, with respect to municipal notes;

          (iv) bank time deposits evidenced by certificates of deposit and bankers' acceptances, issued by any bank, trust company or national banking association insured by the Federal Deposit Insurance Corporation or the Securities Investors Protection Corp.; provided that (a) such bank, trust company, or national banking association is rated, at the time of investment, "Al/P-1" or better by Moody's and "A+" or better by S&P, or else that all of the securities acquired pursuant to this subsection (iv) are for amounts of $100,000 or less, and with maturities of no longer than 365 days; and, (b) provided that
(x) the aggregate of such bank time deposits and bankers' acceptances issued by any bank, trust company or banking association does not exceed at any one time ten percentum (10%) of the aggregate of the capital stock, surplus and undivided profits of such bank, trust company or banking association and that such capital stock, surplus and undivided profits shall not be less than twenty-five million dollars ($25,000,000), or (y) such deposits are fully and continuously secured by a valid and perfected prior security interest in obligations described in paragraph (i) or (ii) of this definition;

          (v) repurchase agreements with any bank, trust company or national banking association insured by the Federal Deposit Insurance Corporation or the Securities Investors Protection Corp., provided that such bank, trust company or national banking association is rated, at the time of investment, "Al" or better by Moody's and "A+" or better by S&P, or with any government bond dealer recognized as a primary dealer by the Federal Reserve Bank of New York, which agreements are fully and continuously secured by a valid and perfected priority security interest in obligations described in paragraph
(i) or (ii) of this definition;

          (vi) investment agreements with any corporation, including banking or financial institutions, the corporate debt of which is rated, at the time of investment, "Al" or better by Moody's and "A+" or better by S&P;

          (vii) guaranteed investment contracts or similar funding agreements issued by insurance companies, the corporate debt of which, at the time of investment, is rated "Al" or better by Moody's and "A+" or better by S&P; (viii) corporate commercial paper rated "P-1" or better by Moody's and "A-1" or better by S&P at the time of investment;

          (ix) shares or interests in taxable government money market portfolios restricted to obligations with maturities of one year or less issued by, or the payment of principal and interest with respect to which is guaranteed by, the United States of America, and which are rated "Aa" or better by Moody's and "AA" or better by S&P at the time of investment;

          (x) interests in money market portfolios exempt from federal income taxation and having assets in excess of one billion dollars ($1,000,000,000); and

          (xi) time deposits of any entity rated "A-1" and "P-1" or better by Moody's and S&P which are dollar denominated but which are booked as an obligation of an entity which is not domiciled in the United States of America.

     "Principal Payment Date" means any date upon which the principal amount of Bonds is due under the Indenture, including the Maturity Date, any Redemption Date, or the date the maturity of any Bond is accelerated pursuant to the terms of the Indenture.

      "Project" means the air and water pollution control facilities at the Borden Chemicals and Plastics Operating Limited Partnership plant in Geismar, Louisiana.

     "Redemption Date" means the date fixed for redemption of Bonds subject to redemption in any notice of redemption given in accordance with the terms of the Indenture.

     "Redemption Price" means an amount equal to the principal of and accrued interest, if any, on the Bonds to be paid on the Redemption Date.

     "Remarketing Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any other investment banking firm which may at any time be substituted in its place as provided in the Indenture.

     "Remarketing Agreement" means that certain Remarketing Agreement relating to the Bonds, dated as of September 1, 1992, between the Company and the Remarketing Agent or any similar agreement between the Company and the Remarketing Agent, as it may be amended or supplemented from time to time in accordance with its terms.

     "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. a corporation duly organized and existing under and by virtue of the laws of the State of New York, and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term "S&P" shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company and approved by the Trustee (which shall not be under any liability by reason of such approval).

     "State"  means  the  State  of  Louisiana.
"Trustee" means Bank One Trust Company, N.A., a national banking association, as successor trustee, or any other bank or trust company duly incorporated and existing under and by virtue of the laws of any state or of the United States of America, which may be substituted in its place as provided in the Indenture.




                      [This page left intentionally blank]